EXHIBIT 10.38

RESTRICTED STOCK UNIT AWARD AGREEMENT
PURSUANT TO THE
EMPLOYEE AND DIRECTOR
INCENTIVE RESTRICTED SHARE PLAN OF
GLOBAL NET LEASE, INC.
THIS AGREEMENT (this “Agreement”) is made as of [______], by and between Global Net Lease, Inc., a Maryland corporation with its principal office at 405 Park Avenue, New York, New York 10022 (the “Company”), and [_________] (the “Participant”).

WHEREAS, the Board of Directors of the Company (the “Board”) adopted the Employee and Director Incentive Restricted Share Plan of Global Net Lease, Inc. (as amended and as may be further amended from time to time, the “Plan”);

WHEREAS, the Plan provides that the Company, through the Board, has the ability to grant awards of restricted stock units (“RSUs”) to directors, officers, employees of the Company and of certain entities that provide services to the Company, and to certain consultants or entities that provide services to the Company;
WHEREAS, subject to the terms and conditions of this Agreement and the Plan, the Board has determined that Participant, in respect of [YEAR] director compensation, shall be awarded RSUs in the amount set forth below.
NOW, THEREFORE, the Company and the Participant agree as follows:
1. Grant of RSUs. Subject to the terms, conditions and restrictions of the Plan and this Agreement, on [_____] (the “Grant Date”); the Company awarded to the Participant [•] RSUs (the “Award”).
2.     Vesting. Subject to the terms of the Plan and this Agreement, the Award shall vest as follows:
(a)     the Award shall vest (i) one third (1/3) on the first anniversary of the Grant Date, (ii) one third (1/3) on the second anniversary of the Grant Date and (iii) one third (1/3) on the third anniversary of the Grant Date; provided, in each case, that the Participant has not incurred a termination of his position as a director prior to such date.

7332/12536-172 current/48263259v2

(b)     One hundred percent (100%) of any unvested portion of the Award shall automatically vest upon the occurrence of an Acceleration Event (as defined below). For purposes of this Agreement, an “Acceleration Event” shall mean the first to occur of any of the following: (i) a Change in Control (as defined below); or (ii) the Participant incurs a termination of his position as a director of the Company that is a Without Cause Termination (as such term is defined below); provided, that, in the case of the Acceleration Events described in clause (i) above, the Participant has not occurred the termination described in clause (ii) above.
(c)     (i) As a result of the Participant’s voluntary resignation or (ii) if the Participant is terminated as a director as a result of a failure to be re-elected to the Board following his or her nomination by the Board for re-election, any unvested portion of the Award that is due to vest in the calendar year in which the Participant voluntarily resigns or fails to be re-elected to the Board, as applicable, shall automatically vest on the date of the Participant’s voluntary termination as a director or the date of such election, as applicable. Any unvested portion of the Award due to vest in calendar years subsequent to the year in which the Participant voluntarily resigns or fails to be re-elected to the Board, as applicable, shall be forfeited in accordance with Section 3 below.
(d)     For purposes of this Agreement, “Change in Control” means: (i) any “person” as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50.1% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity or approve the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary thereof) pursuant to applicable exchange requirements, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least 50.1% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of either of the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities; or (iii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction or series of transactions within a period of twelve (12) months ending on the date of the last sale or disposition having a similar effect). Notwithstanding the foregoing, a transaction shall not be deemed to be a Change in Control unless such transaction constitutes a “change in control event” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

(e)     For purposes of this Agreement, (i) a “Without Cause Termination” shall mean a termination of the Participant’s directorship other than for Cause (as defined below) or as a result of the Participant’s death or disability; and (iii) “Cause” shall mean (x) the Participant’s willful misconduct or gross negligence in the performance of his duties as a director of the Company that is not cured by the Participant within thirty (30) days after his receipt of written notice from the Company or an affiliate thereof (as applicable) or (y) the Participant’s conviction of, or plea of guilty or nolo contendere to, a crime relating to the Company or any affiliate thereof or any felony.
(f)     There shall be no proportionate or partial vesting in the periods prior to the applicable vesting dates.
3.     Forfeiture. If a Participant incurs a termination of his directorship for any reason other than a Without Cause Termination, the Participant shall automatically forfeit any unvested portion of the Award.
4.     Payment. Subject to the terms of this Agreement and the Plan, the Participant shall receive one share of Common Stock with respect to each vested RSU subject to the Award within thirty (30) days of the Vesting Date. Notwithstanding the forgoing, a Termination will not be deemed to have occurred for purposes of a payment due under the Award upon a termination of the participant’s service unless such termination is also a “separation from service” within the meaning of Section 409A of the Code.
5.     Dividend Equivalent Amounts. Dividends shall be credited to an RSU dividend book entry account on behalf of the Participant with respect to each RSU held by the Participant, provided that the right of the Participant to be entitled to and actually receive such dividend shall be subject to the same restrictions as the RSU to which the dividend relates and shall be paid to the Participant at the same time the Participant receives the payment of the shares of Common Stock under the RSU in accordance with Section 4. Unless otherwise determined by the Board, cash dividends shall not be reinvested in Common Stock and shall remain uninvested and without interest.
6.     No Rights as a Holder of Shares. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Award unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for dividends (whether in cash, in kind or other property), distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.
7.     Taxes. The Participant acknowledges that the Participant shall be solely responsible for all applicable Federal, state, local or other taxes with respect to any Common Stock delivered to the Participant under this Agreement. Notwithstanding the foregoing, if at any time the Company is required by law to withhold any such taxes, then (i) no later than the date on which any RSUs shall have become vested, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state or local or other taxes of any kind required by law to be withheld with respect to any RSUs which shall have become so vested; (ii) the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state or local or other taxes of any kind required by law to be withheld with respect to any RSUs which shall have become so vested, including that the Company may, but shall not be required to, sell a number of shares of Common Stock otherwise payable under this Agreement sufficient to cover applicable withholding taxes; and (iii) in the event that the Participant does not satisfy (i) above on a timely basis, the Company may, but shall not be required to, pay such required withholding and, to the extent permitted by Applicable Law, treat such amount as a demand loan to the Participant at the maximum rate permitted by law, with such loan, at the Company’s sole discretion and provided the Company so notifies the Participant within thirty (30) days of the making of the loan, secured by shares of Common Stock payable under this Agreement and any failure by the Participant to pay the loan upon demand shall entitle the Company to all of the rights at law of a creditor secured by such shares of Common Stock. The Company may hold as security any certificates representing any shares of Common Stock payable under this Agreement and, upon demand of the Company, the Participant shall deliver to the Company any certificates in his or her possession representing shares of Common Stock paid or payable under this Agreement together with a stock power duly endorsed in blank.
8.     No Obligation to Continue Directorship. Neither the execution of this Agreement nor the award of the RSUs hereunder constitute an agreement by the Company to continue to engage the Participant as a director during the entire, or any portion of, the term of this Agreement, including but not limited to any period during which any RSUs are outstanding.
9.     Section 409A. The Award is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent; provided, that the Company does not guarantee to the Participant any particular tax treatment of the Award. The Company shall not be liable to the Participant for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.
10.     Miscellaneous.
(a)     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement or any of the Participant’s rights, interests or obligations hereunder.
(b)     This award of RSUs shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the RSUs, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.
(c)     The Participant agrees that the award of the RSUs hereunder is special incentive compensation and that it, any dividends paid thereon (even if treated as compensation for tax purposes) will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.
(d)     No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.
(e)     This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.
(f)     The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
(g)     The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.
(h)     All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to Global Net Lease, Inc. at 405 Park Avenue, New York, New York 10022, Attn: Chief Financial Officer.
(i)     This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Maryland without reference to rules relating to conflicts of law.
11.     Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted thereunder and as may be in effect from time to time. The Plan is incorporated herein by reference. A copy of the Plan has been delivered to the Participant. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant.
[signature page(s) follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

GLOBAL NET LEASE, INC.

By:         ______________________________
Name:
    Title:

Dated: [___________]

Participant

_______________________________
(Signature)

Dated: _________________________